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                                                                      EXHIBIT 22


                                  EXHIBIT 22

                        Subsidiaries of the Registrant
                        ------------------------------

                                                              Percent
                                      Business and            Owned by      State of
Subsidiary                              Location             Registrant   Incorporation
----------                              --------             ----------   -------------
Grady McCauley Inc.          Digital image and screen           100%      Ohio
                             printed graphics
                             North Canton, OH

Greenlee Incorporated        General Partner                    100%      Delaware
                             Wilmington, DE

Greenlee Lighting Inc.       Limited Partner                    100%      Delaware
                             Wilmington, DE

Greenlee Lighting L.P.       Landscape Lighting                 100%      Delaware
                             Dallas, TX                                   (Partnership)

LSI Adapt Inc.               Engineering Services               100%      Ohio
                             Westlake, OH

LSI Lightron Inc.            Fluorescent Lighting               100%      Ohio
                             New Windsor, NY

LSI Marcole Inc.             Electrical wire harnesses          100%      Tennessee
                             Manchester, TN

LSI MidWest Lighting Inc.    Fluorescent Lighting               100%      Kansas
                             Kansas City, KA

LSI Retail Graphics Inc.     Interior graphics and signs        100%      Ohio
                             Woonsocket, RI

LSI SGI Integrated           Limited Partner                    100%      Ohio
     Systems LLC             Cincinnati, OH

LSI SGI Partnership          General Partner                    100%      Ohio
     Holding LLC             Cincinnati, OH

SGI Delaware Systems Inc.    General Partner*                   100%      Delaware
                             Wilmington, DE

SGI Integrated Graphic       Limited Partner*                   100%      Delaware
     Systems Inc.            Wilmington, DE

SGI Integrated Graphic       Screen printed materials,          100%      Delaware
     Systems L.P.            and illuminated and non-                     (Partnership)
                             illuminated architectural
                             graphics
                             Houston, TX

*Inactive Corporation to be liquidated in fiscal year 2002.